Exhibit 99.1

Contact Information: Investor Relations 941-556-2601 investor-relations@ropertech.com	Roper Technologies, Inc.

Roper Technologies Announces Record First Quarter Results

GAAP DEPS Increased to $1.54; Adjusted DEPS to $1.55
Operating Cash Flow Increased 22% to $260 Million
Organic Revenue Growth of 5%

Sarasota, Florida, April 27, 2015 ... Roper Technologies, Inc. (NYSE: ROP) reported financial results for the first quarter ended March 31, 2015.

Roper reports results, including revenue, operating margin, net income and diluted earnings per share, on a GAAP and adjusted basis.  Adjusted measures are reconciled to the corresponding GAAP measures at the end of this release.

First quarter GAAP diluted earnings per share (DEPS) were $1.54, a 5% increase over the prior year and adjusted DEPS were $1.55, a 6% increase over last year.  GAAP revenue increased 4% to $865 million and adjusted revenue grew 4% to $867 million.  GAAP operating profit increased 11% to $247 million, representing 28.5% of revenue.  Adjusted operating profit increased 11% to $249 million and adjusted operating margin increased to 28.7%.

GAAP gross margin increased 130 basis points to 59.9% and adjusted gross margin increased to 60.0%, a 140 basis point gain over the prior year.  EBITDA margin was a record 34.2% for the quarter.  Operating cash flow increased 22% to a record $260 million.

"We are delighted to be reporting for the first time as Roper Technologies," said Brian Jellison, Roper's Chairman, President and CEO.  "Our businesses performed exceptionally well in the quarter, with record first quarter performance for orders, revenue, margins, net earnings and cash flow.  Organic revenue increased 5%, with significant contributions from our RF Technology and Medical segments.  As a result of strong operating performance and our continued growth in asset-light software, technology and services businesses, free cash flow increased 24% to $250 million."

"During the quarter, we invested $590 million to acquire three medical software businesses:  Data Innovations, SoftWriters, and Strata Decision Technology," continued Mr. Jellison.   "These businesses bring leading software and solutions to their niche markets, and have proven leadership teams."

2015 Guidance Update

As a result of its first quarter performance and outlook for the remainder of the year, Roper is increasing its full year diluted earnings per share guidance from $6.70 - $6.94 to $6.75 - $6.95.    Second quarter diluted earnings per share is expected to be $1.59 - $1.64. The company's guidance includes contributions from completed acquisitions and the increased headwind of a stronger U.S. dollar.  The company's guidance excludes the impact of any future acquisitions.

Name Change

On Friday, April 24, 2015, the company announced the change of its corporate name from Roper Industries, Inc. to Roper Technologies, Inc. to reflect its continued evolution as a diversified technology company.  The company's shares are expected to begin trading under its new name effective as of the market open on April 29, 2015.  The company's stock ticker symbol remains "ROP."  The company's website is now located at www.ropertech.com

Use of Non-GAAP Financial Information

The company supplements its consolidated financial statements presented on a GAAP basis with certain non-GAAP financial information to provide investors with greater insight, increase transparency and allow for a more comprehensive understanding of the information used by management in its financial and operational decision-making.  Reconciliation of non-GAAP measures to their most directly comparable GAAP measures are included in the accompanying financial schedules or tables.  The non-GAAP financial measures disclosed by the company should not be considered a substitute for, or superior to, financial measures prepared in accordance with GAAP, and the financial results prepared in accordance with GAAP and reconciliations from these results should be carefully evaluated.

Table 1:  Q1 Revenue Growth Detail
	Revenue	V%
Q1 2014 Revenue (A)	$834M

Q1 2015 GAAP Revenue	$865M	4%
Adjustment to Acquired Deferred Revenue (SHP, FoodLink, Strata, SoftWriters, Data Innovations)	2
Q1 2015 Adjusted Revenue (B)	$867M
Increase (B)/(A)		4%

Components of Adjusted Revenue Growth
Organic		5%
Acquisitions / Divestitures		3%
Foreign Exchange		(3%)
Rounding		(1%)
Total Growth		4%

Table 2:  Reconciliation of GAAP DEPS to Adjusted DEPS
	Q1 2015	Q1 2014	V%
GAAP Diluted Earnings Per Share (DEPS)	$1.54	$1.46	5%
Add: Purchase Accounting Adjustment to Acquired Deferred Revenue (FoodLink, SHP, Strata, SoftWriters, Data Innovations), net of tax @35%	$0.01
Adjusted DEPS	$1.55	$1.46	6%

Table 3:  Free Cash Flow Reconciliation
	Q1 2015	Q1 2014	V%
Operating Cash Flow	$260.4M	$212.6M	22%
Less: Capital Expenditures	(10.0)	(10.5)
Rounding	--	0.1
Free Cash Flow	$250.4M	$202.2M	24%

Table 4:  Adjusted Revenue and Adjusted Operating Margin Reconciliation
	2015	2014	V bps
Q1 GAAP Revenue	$865.3M	$834.1M
Add: Purchase Accounting Adjustment to Acquired Deferred Revenue (SHP, FoodLink, Strata, SoftWriters, Data Innovations)	1.9
Q1 Adjusted Revenue (A)	$867.2M	$834.1M

Q1 GAAP Operating Profit	$246.9M	$223.4M
Add: Purchase Accounting Adjustment to Acquired Deferred Revenue (SHP, FoodLink, Strata, SoftWriters, Data Innovations)	1.9
Adjusted Operating Profit (B)	$248.8M	$223.4M

GAAP Operating Margin	28.5%	26.8%	+170 bps

Adjusted Operating Margin (B) / (A)	28.7%	26.8%	+190 bps

Conference Call to be Held at 8:30 AM (ET) Today

A conference call to discuss these results has been scheduled for 8:30 AM ET on Monday, April 27, 2015.  The call can be accessed via webcast or by dialing +1 888-471-3843 (US/Canada) or +1 719-325-2281, using confirmation code 8861725.  Webcast information and conference call materials will be made available in the Investors section of Roper's website (www.ropertech.com) prior to the start of the call. The webcast can also be accessed directly by using the following URL http://www.videonewswire.com/event.asp?id=102121.  Telephonic replays will be available for up to two weeks by calling +1 719-457-0820 and using the access code 8861725.

About Roper Technologies

Roper Technologies is a constituent of the S&P 500, Fortune 1000, and the Russell 1000 indices. Roper designs and develops software (both software-as-a-service and licensed), and engineered products and solutions for healthcare, transportation, food, energy, water, education and academic research markets worldwide. Additional information about Roper is available on the company's website at www.ropertech.com.

The information provided in this press release contains forward-looking statements within the meaning of the federal securities laws. These forward-looking statements include, among others, statements regarding operating results, the success of our internal operating plans, and the prospects for newly acquired businesses to be integrated and contribute to future growth, profit and cash flow expectations.  Forward-looking statements may be indicated by words or phrases such as "anticipate," "estimate," "plans," "expects," "projects," "should," "will," "believes" or "intends" and similar words and phrases.  These statements reflect management's current beliefs and are not guarantees of future performance.  They involve risks and uncertainties that could cause actual results to differ materially from those contained in any forward-looking statement. Such risks and uncertainties include our ability to integrate acquisitions and realize expected synergies.  We also face other general risks, including our ability to realize cost savings from our operating initiatives, general economic conditions, unfavorable changes in foreign exchange rates, difficulties associated with exports, risks associated with our international operations, difficulties in making and integrating acquisitions, risks associated with newly acquired businesses, increased product liability and insurance costs, increased warranty exposure, future competition, changes in the supply of, or price for, parts and components, environmental compliance costs and liabilities, risks and cost associated with asbestos related litigation and potential write-offs of our substantial intangible assets, and risks associated with obtaining governmental approvals and maintaining regulatory compliance for new and existing products.  Important risks may be discussed in current and subsequent filings with the SEC.  You should not place undue reliance on any forward-looking statements.  These statements speak only as of the date they are made, and we undertake no obligation to update publicly any of them in light of new information or future events.

# # #

Roper Technologies, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets (unaudited)
(Amounts in thousands)

	March 31,	December 31,
ASSETS	2015	2014

CURRENT ASSETS:
Cash and cash equivalents	$615,493	$610,430
Accounts receivable	499,042	511,538
Inventories	194,737	193,766
Unbilled receivable	107,743	96,409
Deferred taxes	60,020	54,199
Other current assets	44,787	45,763
Total current assets	1,521,822	1,512,105

PROPERTY, PLANT AND EQUIPMENT, NET	110,973	110,876

OTHER ASSETS:
Goodwill	5,088,040	4,710,691
Other intangible assets, net	2,142,299	1,978,729
Deferred taxes	35,177	27,496
Other assets	76,311	73,037
Total other assets	7,341,827	6,789,953

TOTAL ASSETS	$8,974,622	$8,412,934

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
Accounts payable	$151,139	$143,847
Accrued compensation	95,571	117,374
Deferred revenue	237,197	190,953
Other accrued liabilities	169,332	160,738
Income taxes payable	34,934	-
Deferred taxes	3,492	3,943
Current portion of long-term debt	7,719	11,092
Total current liabilities	699,384	627,947

NONCURRENT LIABILITIES:
Long-term debt	2,617,722	2,203,031
Deferred taxes	759,813	735,826
Other liabilities	90,308	90,770
Total liabilities	4,167,227	3,657,574

STOCKHOLDERS' EQUITY:
Common stock	1,025	1,021
Additional paid-in capital	1,339,750	1,325,338
Retained earnings	3,650,843	3,520,201
Accumulated other comprehensive earnings	(165,000)	(71,927)
Treasury stock	(19,223)	(19,273)
Total stockholders' equity	4,807,395	4,755,360

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$8,974,622	$8,412,934

Roper Technologies, Inc. and Subsidiaries
Condensed Consolidated Statements of Earnings (unaudited)
(Amounts in thousands, except per share data)

	Three months ended
	March 31,
	2015	2014

Net sales	$865,281	$834,052
Cost of sales	347,120	345,116

Gross profit	518,161	488,936

Selling, general and administrative expenses	271,265	265,536

Income from operations	246,896	223,400

Interest expense	19,836	19,827
Other income/(expense)	(679)	1,420

Earnings from continuing operations before
income taxes	226,381	204,993

Income taxes	70,608	57,767

Net Earnings	$155,773	$147,226

Earnings per share:
Basic	$1.55	$1.48
Diluted	$1.54	$1.46

Weighted average common and common
equivalent shares outstanding:
Basic	100,377	99,557
Diluted	101,361	100,572

Roper Technologies, Inc. and Subsidiaries
Condensed Consolidated Statements of Cash Flows (unaudited)
(Amounts in thousands)

	Three months ended
	March 31,
	2015	2014

Net earnings	$155,773	$147,226
Non-cash items:
Depreciation	9,880	9,666
Amortization	38,428	39,037
Stock-based compensation expense	13,800	14,571
Income taxes	38,837	24,829
Changes in assets and liabilities:
Receivables	9,262	(3,764)
Inventory	(7,680)	(4,712)
Accounts payable	7,078	(5,914)
Accrued liabilities	1,627	(6,973)
Other, net	(6,606)	(1,338)
Cash provided by operating activities	260,399	212,628

Business acquisitions, net of cash acquired	(589,577)	(2,146)
Capital expenditures	(9,950)	(10,478)
Other, net	(3,596)	108
Cash used in investing activities	(603,123)	(12,516)

Principal debt payments	(3,454)	(433)
Revolver borrowings/(payments), net	415,000	(150,000)
Dividends	(25,024)	(19,863)
Excess tax benefit from share-based payment	4,093	7,511
Proceeds from stock-based compensation, net	6,267	8,026
Premium on convertible debt conversions	(11,236)	(1,174)
Other, net	498	1,302
Cash provided by/(used in) financing activities	386,144	(154,631)

Effect of exchange rate changes on cash	(38,357)	(2,316)

Net increase in cash and equivalents	5,063	43,165
Cash and equivalents, beginning of period	610,430	459,720

Cash and equivalents, end of period	$615,493	$502,885

Roper Technologies, Inc. and Subsidiaries
Selected Segment Financial Data (unaudited)
(Amounts in thousands and percents of net sales)

	Three months ended March 31,
	2015		2014
	Amount	%	Amount	%
Net sales:
Industrial Technology	$190,728		$197,001
Energy Systems & Controls	139,899		155,171
Medical & Scientific Imaging	291,700		256,199
RF Technology	242,954		225,681
Total	$865,281		$834,052

Gross profit:
Industrial Technology	$95,242	49.9%	$98,470	50.0%
Energy Systems & Controls	77,547	55.4%	85,965	55.4%
Medical & Scientific Imaging	215,326	73.8%	184,850	72.2%
RF Technology	130,046	53.5%	119,651	53.0%
Total	$518,161	59.9%	$488,936	58.6%

Operating profit*:
Industrial Technology	$57,897	30.4%	$56,056	28.5%
Energy Systems & Controls	30,422	21.7%	37,025	23.9%
Medical & Scientific Imaging	107,779	36.9%	89,771	35.0%
RF Technology	73,977	30.4%	62,560	27.7%
Total	$270,075	31.2%	$245,412	29.4%

Net Orders:
Industrial Technology	$188,740		$204,881
Energy Systems & Controls	131,070		150,915
Medical & Scientific Imaging	275,796		256,340
RF Technology	253,127		234,345
Total	$848,733		$846,481

* Operating profit is before unallocated corporate general and administrative expenses. These expenses were $23,179 and $22,012 for the three months ended March 31, 2015 and 2014, respectively.